FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration No. 333-231590-01

January 9, 2020

WESTERN MIDSTREAM OPERATING, LP

(the “Partnership”)

Fixed Rate Notes

Terms Applicable to the Senior Notes due 2025

Issuer:	Western Midstream Operating, LP
Security Type:	Senior Unsecured Notes
Legal Format:	SEC Registered
Pricing Date:	January 9, 2020
Settlement Date (T+2):	January 13, 2020
Net Proceeds Before Expenses:	$993,620,000
Maturity Date:	February 1, 2025
Principal Amount:	$1,000,000,000
Benchmark Treasury:	1.750% due December 31, 2024
Benchmark Treasury Price / Yield:	100-14 / 1.658%
Spread to Benchmark Treasury:	T+145 bps
Yield to Maturity:	3.108%
Coupon:	3.100%
Public Offering Price:	99.962% of the principal amount
Optional Redemption:	Redeemable at any time before January 1, 2025 in an amount equal to the principal amount plus a make-whole premium, using a discount rate of T + 25 bps, plus accrued and unpaid interest. Redeemable at any time on or after January 1, 2025 in an amount equal to the principal amount plus accrued and unpaid interest.
Interest Payment Dates:	February 1 and August 1, beginning on August 1, 2020
CUSIP / ISIN:	958667 AB3 / US958667AB34
Expected Ratings (Moody’s / S&P / Fitch):*	Ba1 / BBB- / BBB-

Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

PNC Capital Markets LLC

BMO Capital Markets Corp.

Comerica Securities, Inc.

Credit Suisse Securities (USA) LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:	Capital One Securities, Inc. Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated

Terms Applicable to the Senior Notes due 2030

Issuer:	Western Midstream Operating, LP
Security Type:	Senior Unsecured Notes
Legal Format:	SEC Registered
Pricing Date:	January 9, 2020
Settlement Date (T+2):	January 13, 2020
Net Proceeds Before Expenses:	$1,191,000,000
Maturity Date:	February 1, 2030
Principal Amount:	$1,200,000,000
Benchmark Treasury:	1.750% due November 15, 2029
Benchmark Treasury Price / Yield:	99-00 / 1.862%
Spread to Benchmark Treasury:	T+220 bps
Yield to Maturity:	4.062%
Coupon:	4.050%
Public Offering Price:	99.900% of the principal amount
Optional Redemption:	Redeemable at any time before November 1, 2029 in an amount equal to the principal amount plus a make-whole premium, using a discount rate of T + 35 bps, plus accrued and unpaid interest. Redeemable at any time on or after November 1, 2029 in an amount equal to the principal amount plus accrued and unpaid interest.
Interest Payment Dates:	February 1 and August 1, beginning on August 1, 2020
CUSIP / ISIN:	958667 AC1 / US958667AC17
Expected Ratings (Moody’s / S&P / Fitch):*	Ba1 / BBB- / BBB-

Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

PNC Capital Markets LLC

BMO Capital Markets Corp.

Comerica Securities, Inc.

Credit Suisse Securities (USA) LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:	Capital One Securities, Inc. Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated

Terms Applicable to the Senior Notes due 2050

Issuer:	Western Midstream Operating, LP
Security Type:	Senior Unsecured Notes
Legal Format:	SEC Registered
Pricing Date:	January 9, 2020
Settlement Date (T+2):	January 13, 2020
Net Proceeds Before Expenses:	$985,670,000
Maturity Date:	February 1, 2050
Principal Amount:	$1,000,000,000
Benchmark Treasury:	2.250% due August 15, 2049
Benchmark Treasury Price / Yield:	98-04+ / 2.337%
Spread to Benchmark Treasury:	T+295 bps
Yield to Maturity:	5.287%
Coupon:	5.250%
Public Offering Price:	99.442% of the principal amount
Optional Redemption:	Redeemable at any time before August 1, 2049 in an amount equal to the principal amount plus a make-whole premium, using a discount rate of T + 45 bps, plus accrued and unpaid interest. Redeemable at any time on or after August 1, 2049 in an amount equal to the principal amount plus accrued and unpaid interest.
Interest Payment Dates:	February 1 and August 1, beginning on August 1, 2020
CUSIP / ISIN:	958667 AA5 / US958667AA50
Expected Ratings (Moody’s / S&P / Fitch):*	Ba1 / BBB- / BBB-

Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

PNC Capital Markets LLC

BMO Capital Markets Corp.

Comerica Securities, Inc.

Credit Suisse Securities (USA) LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:	Capital One Securities, Inc. Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated

Floating Rate Notes

Terms Applicable to the Senior Notes due 2023 (the “floating rate notes”)

Issuer:	Western Midstream Operating, LP
Security Type:	Senior Unsecured Notes
Legal Format:	SEC Registered
Pricing Date:	January 9, 2020
Settlement Date (T+2):	January 13, 2020
Net Proceeds Before Expenses:	$298,650,000
Maturity Date:	January 13, 2023 (the “Floating Rate Maturity Date”)
Principal Amount:	$300,000,000
Coupon:	3 Month LIBOR + 85bps
Public Offering Price:	100.000% of the principal amount

CUSIP / ISIN:	958667 AD9 / US958667AD99
Expected Ratings (Moody’s / S&P / Fitch):*	Ba1 / BBB- / BBB-

Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

PNC Capital Markets LLC

BMO Capital Markets Corp.

Comerica Securities, Inc.

Credit Suisse Securities (USA) LLC

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:	Capital One Securities, Inc. Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Payment of Floating Rate Interest

The floating rate notes will bear interest from January 13, 2020 (the “Settlement Date”) at a floating rate determined in the manner provided below, payable on January 13, April 13, July 13 and October 13 of each year (each such day a “Floating Rate Interest Payment Date”), commencing on April 13, 2020, to the persons in whose names the floating rate notes were registered at the close of business on the 15th day preceding the respective Floating Rate Interest Payment Date, subject to certain exceptions. The per annum interest rate on the floating rate notes (the “Floating Interest Rate”) in effect for each day of an Interest Period (as defined below) will be equal to a benchmark rate (which will initially be the Three-Month LIBOR Rate) plus 85 basis points (0.85%). The Floating Interest Rate for the initial Interest Period will be determined on January 10, 2020. The Floating Interest Rate for each Interest Period after the initial Interest Period for the floating rate notes will be reset on the 13th day of the months of January, April, July and October of each year, commencing April 13, 2020, (each such date an “Interest Reset Date”) until the principal on the floating rate notes is paid or made available for payment. So long as the Three-Month LIBOR Rate is the benchmark, the applicable interest rate will be determined two London business days prior to each Interest Reset Date (each such date, an “Interest Determination Date”). If any such Interest Reset Date and Floating Rate Interest Payment Date for the floating rate notes would otherwise be a day that is not a business day, such Interest Reset Date and Floating Rate Interest Payment Date will be the next succeeding business day, unless the next succeeding business day is in the next succeeding calendar month, in which case such Interest Reset Date and Floating Rate Interest Payment Date will be the immediately preceding business day.

“Interest Period” means the period from and including an Interest Reset Date or, in the case of the initial Interest Period, from the Settlement Date to but excluding the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding the Floating Rate Maturity Date to but not including such Floating Rate Maturity Date. If the Floating Rate Maturity Date is not a business day, then the principal amount of the floating rate notes plus accrued and unpaid interest thereon shall be paid on the next succeeding business day and no interest shall accrue for the Floating Rate Maturity Date, or any day thereafter.

The amount of interest for each day that the floating rate notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the Floating Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of floating rate notes. The amount of interest to be paid on the floating rate notes for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.

The Floating Interest Rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In no event will the Floating Interest Rate be less than 0.0%.

So long as the Three-Month LIBOR Rate is the benchmark, the Floating Interest Rate and amount of interest to be paid on the floating rate notes for each Interest Period will be determined by the calculation agent. All calculations made by the calculation agent shall in the absence of manifest error be conclusive for all purposes and binding on the Partnership and the holders of the floating rate notes. So long as a benchmark rate is required to be determined with respect to the floating rate notes, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish the benchmark rate for any Interest Period, or that the Partnership proposes to remove such calculation agent, the Partnership shall appoint another person which is a bank, trust company, investment banking firm, or other financial institution, to act as the calculation agent. It is expected that Wells Fargo Bank, National Association will be the calculation agent.

Floating Rate Benchmark; Benchmark Transition Event

Interest on the floating rate notes will accrue at a floating rate based on a “benchmark,” which will initially be the Three-Month LIBOR Rate, but will be replaced by the benchmark replacement following the occurrence of a benchmark transition event and its related benchmark replacement date as described below.

The “Index Maturity” shall mean the period to maturity of the instrument or obligation on which the floating interest rate formula is based (e.g., “Three Month LIBOR”).

The “Three-Month LIBOR Rate” shall mean the rate determined in accordance with the provisions described herein and the accompanying prospectus for the floating rate notes with an Index Maturity of three months.

The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified herein as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service or any successor service nominated by ICE Benchmark Administration Ltd. for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) (or Bloomberg L.P.’s page “BBAM” or any other page as may replace such page on such service, any successor service or such other service as may be nominated as the information vendor for the purpose of displaying rates or prices comparable to LIBOR for U.S. dollar deposits) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.

If LIBOR cannot be determined as described above, the calculation agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent as directed by the Partnership to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified herein commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the City of New York, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the underwriters) in the City of New York selected by the calculation agent as directed by the Partnership for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified herein and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks selected by the calculation agent as directed by the Partnership are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be the same LIBOR as in effect on such LIBOR Interest Determination Date. All determinations of LIBOR by the calculation agent, in absence of manifest error, will be conclusive and binding on the noteholders.

Notwithstanding the foregoing, if the Partnership (or its Designee (as defined below) determines that a benchmark transition event and its related benchmark replacement date have occurred prior to any interest determination date for the then-current benchmark, then the Partnership shall promptly provide notice of such determination to DTC, the trustee and the calculation agent and the benchmark replacement will replace the then-current benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates. However, if the initial benchmark replacement is based on any rate other than term SOFR and the Partnership later determines that term SOFR can be determined, term SOFR will become the new unadjusted benchmark replacement and will, together with a new benchmark replacement adjustment for term SOFR, replace the then-current benchmark on the next benchmark determination date for term SOFR.

A “benchmark transition event” means the occurrence of one or more of the following events with respect to the then-current benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark;

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark; or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative of the underlying market or economic reality or that the benchmark may no longer be used.

A “benchmark replacement date” means:

(1)    in the case of clause (1) or (2) of the definition of benchmark transition event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark; or

(2)    in the case of clause (3) of the definition of benchmark transition event, the date of the public statement or publication of information referenced therein.

The term “benchmark determination date” means (a) if the benchmark is the Three-Month LIBOR Rate, the date that is two London business days before the applicable Interest Reset Date, and (b) if the benchmark is any other rate, the date determined by the Partnership (or the Partnership’s designee, which may be the calculation agent only if the calculation agent consents in writing to such appointment in its sole discretion with no liability therefor, a successor calculation agent, or other such designee of the Partnership (any of such entities, a “Designee”)) as a benchmark replacement conforming change. If the Designee is not the calculation agent, the Partnership shall notify the trustee and the calculation agent in writing of the party that has been appointed by the Partnership as Designee.

The “benchmark replacement” will be the first alternative set forth in the order below that can be determined by the Partnership or its Designee as of the benchmark replacement date:

(1)    the sum of (a) term SOFR and (b) the benchmark replacement adjustment;

(2)    the sum of (a) compounded SOFR and (b) the benchmark replacement adjustment;

(3)    the sum of (a) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment;

(4)    the sum of (a) the ISDA fallback rate and (b) the benchmark replacement adjustment; and

(5)    the sum of (a) the alternate rate of interest that has been selected by the Partnership (or its Designee) in its reasonable discretion as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment.

“SOFR”, with respect to any day, is the secured overnight financing rate published for such day by the Federal Reserve Bank of New York.

The term “term SOFR” means the forward-looking term rate for the applicable corresponding tenor based on SOFR that has been selected or recommended by the relevant governmental body.

The “corresponding tenor” will be a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current benchmark.

The “ISDA fallback rate” ‘means the rate that would apply for derivatives transactions referencing the ISDA definitions to be effective upon the occurrence of an index cessation date with respect to the benchmark for the applicable tenor excluding the applicable ISDA fallback adjustment.

The “ISDA definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA fallback adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA definitions to be determined upon the occurrence of an index cessation event with respect to the benchmark for the applicable tenor.

The term “compounded SOFR” means, for any interest accrual period, the compounded average, in arrears, of the SOFRs for each day of such interest accrual period, as determined on the benchmark determination date for such interest accrual period, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest accrual period, such that the SOFR on the benchmark determination date will apply for each day in the interest accrual period following the benchmark determination date) being established by the Partnership (or the Partnership’s Designee) in accordance with:

(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the relevant governmental body for determining compounded SOFR; or

(2)    if, and to the extent that, the Partnership (or its Designee) determines that compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Partnership (or its Designee) in its reasonable discretion.

The “benchmark replacement adjustment” will be the first alternative set forth in the order below that can be determined by the Partnership (or its Designee) as of the benchmark replacement date:

(1)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the relevant governmental body for the applicable unadjusted benchmark replacement;

(2)    if the applicable unadjusted benchmark replacement is equivalent to the ISDA fallback rate, then the ISDA fallback adjustment; and

(3)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Partnership (or its Designee) in its reasonable discretion for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement.

The “unadjusted benchmark replacement” is the benchmark replacement excluding the benchmark replacement adjustment.

The “relevant governmental body” is the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

In connection with the implementation of a benchmark replacement, the Partnership (or its Designee) will have the right from time to time to make “benchmark replacement conforming changes,” which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the Partnership (or its Designee) decides may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if the Partnership decides that adoption of any portion of such market practice is not administratively feasible or if the Partnership (or its Designee) determines that no market practice for use of the benchmark replacement exists, in such other manner as the Partnership (or its Designee) determines is reasonably necessary).

Notice of the occurrence of a benchmark transition event and its related benchmark replacement date, the determination of a benchmark replacement and the making of any benchmark conforming changes will be provided by the Partnership (or its Designee) to DTC, the trustee and the calculation agent.

Any determination, decision or election that may be made by the Partnership (or its Designee) in connection with a benchmark transition event or a benchmark replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Partnership’s (or its Designee’s) reasonable discretion, and will become effective without consent from any other party, including the holders of the floating rate notes. None of the Partnership, its Designee, the trustee with respect to the floating rate notes, or the calculation agent, will have any liability for any determination made by or on behalf of the Partnership in connection with a benchmark transition event or a benchmark replacement as described above, and each holder of a floating rate note, by its acceptance of a floating rate note or a beneficial interest in a floating rate note, will be deemed to waive and release any and all claims against the Partnership, its Designee, and the trustee with respect to the floating rate notes, or the calculation agent relating to any such determinations.

“LIBOR Currency” means U.S. dollars.

The definition of “Principal Property” in the section entitled “Description of Notes—Certain Definitions” in the related final prospectus supplement will be removed and replaced in its entirety with the following:

“Principal Property” means, whether currently owned or leased or subsequently acquired, any pipeline, gathering system, terminal, storage facility, processing plant, or other plant or facility located in the United States of America or any territory or political subdivision thereof owned or leased by the Partnership or any of its Subsidiaries and used in the transportation, distribution, terminalling, gathering, treating, processing, marketing, storage or disposal of oil, natural gas, NGLs, propane, or produced water except (1) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues), and (2) any such property or asset, plant or terminal which, in the good faith opinion of the Board of Directors of the Operating GP as evidenced by resolutions of the Board of Directors of the Operating GP, is not material in relation to the activities of the Partnership and its Subsidiaries, taken as a whole.

The following will be added to the section entitled “Risk Factors—Risks Related to the Notes” in the related final prospectus supplement:

Uncertainty about the future of LIBOR, the potential discontinuance of LIBOR, and a change to a benchmark replacement for the floating rate notes could adversely affect the market value of the floating rate notes and/or limit your ability to resell them and result in adverse tax consequences for the holders of the floating rate notes.

The chief executive of the United Kingdom Financial Conduct Authority, or the “FCA”, which regulates LIBOR, announced in July 2017 that the FCA intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. It is unknown whether any banks will continue to voluntarily submit rates for the calculation of LIBOR after 2021 or whether LIBOR will continue to be published by its administrator based on these submissions or on any other basis. It is not possible to predict the effect of these changes, other reforms, the establishment of alternative benchmark rates or a change to a benchmark replacement for the floating rate notes in the United States, the United Kingdom, or elsewhere. The resulting uncertainty could adversely affect the market value of the floating rate notes and/or limit your ability to resell them.

The floating rate notes will accrue interest based on a benchmark. The benchmark will initially be the Three-Month LIBOR Rate (as defined herein), although the benchmark may be changed following the occurrence of a benchmark transition event. Due to the uncertainty regarding the future of LIBOR, we cannot provide any assurances that a new benchmark rate will be representative of market interest rates or consistent with the previously published Three-Month LIBOR Rate during the life of the floating rate notes. If a published Three-Month LIBOR Rate is unavailable at any time prior to the occurrence of a benchmark transition event and its related benchmark replacement date, the Three-Month LIBOR Rate will be determined using the alternative methods stated in “Description of Notes—The Floating Rate Notes—Floating Rate Benchmark; Benchmark Transition Event.” These alternative methods may result in lower interest payments or interest payments that do not otherwise correlate over time with payments that would have been made if the Three-Month LIBOR Rate were available in its current form. The alternative methods may also be subject to factors that make the Three-Month LIBOR Rate impossible or impracticable to determine. If a published Three-Month LIBOR Rate is unavailable at any time prior to the occurrence of a benchmark transition event and its related benchmark replacement date and banks are unwilling to provide quotations, the rate of interest on each floating rate note for an interest period will be the same as the immediately preceding interest period, and could remain the rate of interest for the life of the floating rate notes.

In addition, as described under “Description of Notes—The Floating Rate Notes—Floating Rate Benchmark; Benchmark Transition Event,” the Three-Month LIBOR Rate will be replaced as the benchmark for the floating rate notes following the occurrence of a benchmark transition event and its related benchmark replacement date. The benchmark transition events generally include the making of public statements or publication of information by the administrator of the benchmark, its regulatory supervisor, or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of underlying market or economic reality. However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when the then-current benchmark is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.

Further, as described under “Description of Notes—The Floating Rate Notes—Floating Rate Benchmark; Benchmark Transition Event,” the benchmark replacement will depend on the availability of various alternative benchmarks at the time of the benchmark transition event, the first of which is term SOFR, the second of which is compounded SOFR, and the last two of which are not currently specified. The Secured Overnight Financing Rate, or “SOFR,” was selected by the Alternative Reference Rates Committee, or “ARRC,” of the Federal Reserve Bank of New York, or the “FRBNY,” as the replacement for LIBOR. However, because SOFR is a secured, risk-free rate, while LIBOR is an unsecured rate reflecting counterparty risk, SOFR is not representative of LIBOR.

The FRBNY started publishing SOFR in April 2018. The FRBNY has also started publishing historical indicative SOFR dating back to 2014, although such historical indicative data inherently involves assumptions, estimates, and approximations. Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmarks or market rates, including LIBOR, and SOFR over the term of the floating rate notes, may bear little or no relation to the historical actual or historical indicative data.

Moreover, the Three-Month LIBOR Rate is a forward-looking term rate. Term SOFR, which is expected to be a similar forward-looking term rate which will be based on SOFR, is the first alternative among the several benchmark replacements, but currently does not exist and is being developed under the sponsorship of the FRBNY, and we cannot provide any assurances that the development of term SOFR will be completed. If term SOFR is not available as of the benchmark replacement date, the next available benchmark replacement is compounded SOFR. Compounded SOFR is a backward-looking rate generally calculated using actual rates during the interest accrual period, and may be even less representative of the Three-Month LIBOR Rate. In addition, because compounded SOFR for an interest accrual period will be determined just prior to the end of such period, you may be unable to reliably estimate in advance the amount of interest you will receive for such period, which may also adversely affect the price and marketability of such floating rate notes. Finally, if a benchmark replacement other than term SOFR is chosen because term SOFR is not initially available, term SOFR will become the benchmark replacement if it later becomes available, which could lead to further volatility in the interest rate on the floating rate notes.

In order to compensate for these differences in the benchmark, a benchmark replacement adjustment will be included in any benchmark replacement. However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of the then-current benchmark, either at the benchmark replacement date or over the life of the floating rate notes. As a result of each of the foregoing factors, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.

It is intended that the replacement of the benchmark will not be a taxable event for holders of the floating rate notes. However, we cannot provide any assurances that the IRS (as defined herein) will not take a contrary view. If the IRS treats the replacement of the benchmark as a taxable event, holders of the floating rate notes may be required to recognize taxable gain or loss at that time.

Finally, the Partnership may have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date has occurred, determining which benchmark replacement is available and, if term SOFR or compounded SOFR is not available, selecting a benchmark replacement, determining the benchmark replacement adjustment, and making benchmark replacement conforming changes. The holders of the floating rate notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

For more information about the benchmark for the floating rate notes and the replacement of the benchmark, see “Description of Notes—The Floating Rate Notes—Floating Rate Benchmark; Benchmark Transition Event.”

The Partnership has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Partnership has filed with the SEC for more complete information about the Partnership and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the Partnership , any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling: Barclays Capital Inc. toll-free at (888) 603-5847; Citigroup Global Markets Inc. toll-free at (800) 831-9146; Deutsche Bank Securities Inc. toll-free at (800) 503-4611; or PNC Capital Markets LLC toll-free at (855) 881-0697.

This Term Sheet is qualified in its entirety by reference to the related preliminary prospectus supplement dated January 7, 2020 (the “Preliminary Prospectus Supplement”). The information in this Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.